AMENDMENT TO SECOND AMENDED AND RESTATED NOTE

THIS AMENDMENT TO SECOND AMENDED AND RESTATED NOTE (this
“Amendment”) is made and entered into as of the 25th day of March, 2015 by and between CHRISTOPHER F. BROGDON (“Brogdon”) and ADCARE HEALTH SYSTEMS, INC., a
Georgia corporation (“AdCare”). Any capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, on October 10, 2014, Brogdon executed and delivered to AdCare that certain Second Amended and Restated Note in the amount of $268,663.00 (the “Note”).

WHEREAS, Brogdon and AdCare desire to modify and amend the Note and desire to set forth their agreement in writing.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Brogdon and AdCare agree that the Note shall be modified and amended in the following respects.

1.The Note is hereby amended by deleting the third and fourth paragraphs in their entirety and by inserting the following in lieu thereof:

The Principal balance plus accrued interest (if any) shall be due and payable on the earlier of: (i) December 31, 2015 or (ii) the closing of the sale of the Riverchase Facility (as defined in that certain Agreement dated as of February 28, 2014, as amended, between Brogdon and his affiliated entities, on the one hand, and AdCare and its affiliated entities on the other hand).

2.	In all other respects, the Note is hereby ratified and confirmed in its entirety.

IN WITNESS WHEREOF, Brogdon and AdCare have caused this Amendment to be executed as of the date first written hereinabove.

[Intentionally Blank; Signatures on Following Page]

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BROGDON:

/s/ Christopher F. Brogdon
Christopher F. Brogdon

ADCARE:

ADCARE HEALTH SYSTEMS, INC.,
a Georgia corporation

By:	/s/ William McBride
Name:	William McBride
Title:	CEO

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